Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of WestRock Company pertaining to the MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan, Rock-Tenn Company (SSCC) Equity Incentive Plan, WestRock Company Amended and Restated 2016 Incentive Stock Plan, Multi Packaging Solutions International Limited 2015 Incentive Award Plan, WestRock Company Employee Stock Purchase Plan, KapStone Paper and Packaging 2016 Incentive Plan, KapStone Paper and Packaging 2014 Incentive Plan and KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan of our report dated February 23, 2018, except for Notes 1, 12 and 18, as to which the date is May 4, 2018, with respect to the consolidated financial statements of KapStone Paper and Packaging Corporation, and our report dated February 23, 2018, with respect to the effectiveness of internal control over financial reporting of KapStone Paper and Packaging Corporation, included in KapStone Paper and Packaging Corporation’s Current Report on Form 8-K dated May 4, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

November 1, 2018